EXHIBIT 10.2

ALLIANCE BANCSHARES CALIFORNIA

OPTION CERTIFICATE

(Non-Qualified Stock Option)

THIS IS TO CERTIFY that Alliance Bancshares California, a California corporation (the “Company”), has granted to the person named below (“Optionee”) a stock option (the “Option”) to purchase shares (the “Option Shares”) of the Company’s Common Stock under its 2005 Equity Incentive Plan (the “Plan”) upon the terms and conditions set forth below and in the attached Stock Option Agreement:

Name of Optionee:

Address of Optionee:

Number of Option Shares:

Option Exercise Price:	$ per share

Date of Grant:

Option Expiration Date:

Exercise Schedule: The Option shall become exercisable (“vest”) as follows:

Date	Number of Shares

IN WITNESS WHEREOF, the Company has granted to Optionee the Option as of the Date of Grant set forth above.

ALLIANCE BANCHSHARES CALIFORNIA

By
Its

OPTIONEE

STOCK OPTION AGREEMENT

(Non-Qualified Stock Option)

This STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of the Date of Grant set forth in the Option Certificate to which this Agreement is attached (the “Certificate”) by and between Alliance Bancshares California, a California corporation (the “Company”), and the optionee (the “Optionee”) named in the Certificate.

Pursuant to the 2005 Equity Incentive Plan of the Company (the “Plan”), the Administrator has determined that Optionee is to be granted, on the terms and conditions set forth in this Agreement and in the Plan, an option to purchase shares of the Company’s Common Stock (the “Common Stock”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan.

The Company and Optionee agree as follows:

1. Grant of Option. The Company hereby grants to Optionee, upon the terms and subject to the conditions set forth in this Agreement, an Option (the “Option”) to purchase all or any portion of that number of shares of Common Stock set forth in the Certificate (the “Option Shares”), at the exercise price set forth in the Certificate (the “Exercise Price”).

2. Vesting.

2.1. The Option shall “vest” and become exercisable in installments upon and after the dates set forth under the caption “Exercise Schedule” in the Certificate. The installments shall be cumulative; i.e., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until expiration or termination of the Option.

2.2. No vesting shall occur after the Service Termination Date. The “Service Termination Date” shall mean the date the Optionee ceases to be an employee, director, consultant or advisor to the Company or any of its Affiliates. The Service Termination Date shall not occur for so long as Optionee is an employee, director, consultant or advisor of or to the Company or any of its Affiliates. For purposes of this Agreement, Optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if Optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

2.3. Notwithstanding anything to the contrary contained in this Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

3. Exercise of the Option.

3.1. The Option may be exercised, in whole or in part, only by delivery to the Company of:

3.1.1 written notice of the exercise of the Option in form identical to Exhibit “A” attached to this Agreement stating the number of Option Shares being purchased (the “Purchased Shares”); and

3.1.2 payment of the Exercise Price (i) in cash or cash equivalent; or (ii) with the approval of the Administrator, by delivery to the Company of such other consideration (such as a note or shares of Common Stock) acceptable to the Administrator and authorized under the Plan.

3.2. Following receipt of the exercise notice, any other applicable documents and the payment referred to above, the Company shall, within 30 days, cause certificates representing the Purchased Shares to be delivered to Optionee either at Optionee’s address set forth in the records of the Company or at such other address as Optionee may designate in writing to the Company; provided; however, that the Company shall not be obligated to issue a fraction or fractions of a share otherwise issuable upon exercise of the Option, and may pay to Optionee, in cash or cash equivalent, the fair market value of any such fraction or fractions of a share as of the date of exercise.

3.3. If requested by the Administrator, Optionee shall also deliver this Agreement to the Secretary of the Company, who shall endorse hereon a notation of the exercise and return this Agreement to Optionee. The date of exercise of an Option that is validly exercised shall be deemed to be the date on which there shall have been delivered to the Administrator the instruments referred to in this Section 3. Optionee shall not be deemed to be a holder of any Option Shares pursuant to exercise of the Option until the date of issuance of a stock certificate to him or her for such Shares following payment in full for the Option Shares purchased.

3.4. As a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Administrator and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of Shares otherwise issuable to Optionee upon the exercise of this Option.

4. Termination of Option.

4.1. The Option shall terminate and expire upon the earliest to occur of: (i) the Option Expiration Date set forth in the Option Certificate; (ii) the Termination Date; and (iii) immediately prior to a Corporate Transaction unless the Administrator has determined that the Option shall survive. Following the Service Termination Date, and prior to the Termination Date, the Option may be exercised only to the extent vested as of the date of the Service Termination Date.

4.2. For purposes of this Agreement:

4.2.1 “Termination Date” shall be: (a) the date 90 days following the Service Termination Date unless Optionee’s employment is terminated For Cause or as a result of the death or disability of Optionee; (b) upon the Service Termination Date if Optionee’s employment is terminated For Cause; or (c) one year following the Service Termination Date as a result of the death or disability of Optionee.

4.2.2 “For Cause” shall mean Optionee’s loss of employment by the Company or any of its Affiliates due to Optionee’s (a) willful breach or habitual neglect or continued incapacity to perform Optionee’s required duties, (b) commission of acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude in connection with Optionee’s services to the Company or its Affiliates or which in the determination of the Administrator would prevent the effective performance of Optionee’s duties, or (c) termination for cause under any employment agreement between the Company and Optionee (as “for cause” is defined therein).

5. Adjustment. The number of shares and exercise price of this Option shall be subject to adjustment under the circumstances contemplated by the Plan.

6. Corporate Transactions. The Option shall terminate upon consummation of the Corporate Transaction unless the Administrator determines that the Option shall survive. If the Administrator determines that the Option shall survive, and if the Company shall not be the surviving entity in the Corporate Transaction, the Administrator shall provide that the Option shall be assumed or an equivalent Option substituted by an applicable successor entity or any Affiliate of the successor entity. If the Option is to terminate upon consummation of the Corporate Transaction, the Option shall vest and become fully exercisable immediately prior to the consummation of the Corporate Transaction (provided that the Option has not expired by its terms). The Administrator shall notify each Optionee of a proposed Corporate Transaction at least 30 days prior thereto or as soon as may be practicable, and the exercise of any Option by the Optionee thereafter shall be contingent upon consummation of the Corporate Transaction unless the Optionee expressly elects otherwise with respect to vested shares.

7. Modification. Subject to the terms and conditions and within the limitations of the Plan, the Administrator may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised). No modification of the Option shall be made which, without the consent of Optionee, would cause the Option to fail to continue to qualify as an “incentive stock option” within the meaning of Section 422 of the Code or would alter or impair any rights of Optionee under the Option.

8. Disqualifying Distribution; Withholding.

8.1. Optionee agrees that, should he or she make a “disposition” (as defined in Section 424(c) of the Code) of all or any of the Purchased Shares within two years from the Date of Grant of the Option or within one year after the issuance of such Purchased Shares, he or she shall immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Purchased Shares. Optionee agrees that he or she shall maintain all Purchased Shares in his or her name so long as he or she maintains beneficial ownership of such Purchased Shares.

8.2. Optionee shall make any arrangement required by the Company and authorized by the Plan, including, if applicable, accepting a lesser number of Option Shares upon exercise, to insure the proper withholding of the amount of tax, if any, required to be withheld by the Company as a result of a disqualifying disposition.

9. Incorporation of Plan. This Agreement is made pursuant to the Plan, and it is intended, and shall be interpreted in a manner, to comply with the Plan. Any provision of this Agreement inconsistent with the Plan shall be superseded and governed by the Plan.

10. Restrictions on Sale of Purchased Shares. Optionee understands that: (a) unless the issuance of the Purchased Shares to Optionee upon exercise of the Option is registered under the Securities Act of 1933, as amended (the “Securities Act”), the Purchased Shares will be “restricted securities” within the meaning of Rule 144 under such Act; (b) the Purchased Shares may not be sold, transferred or assigned by the Optionee except pursuant to an effective registration statement under the Securities Act or an exemption from registration under the Securities Act; and (c) the Company is under no obligation to file a registration statement under the Securities Act covering the Option Shares. Optionee agrees that any certificates evidencing Purchased Shares may bear a legend indicating that their transferability is restricted in accordance with applicable state and federal securities laws.

11. General Provisions.

11.1. Further Assurances. Optionee shall promptly take all actions and execute all documents requested by the Company that the Company deems to be reasonably necessary to effectuate the term and intent of this Agreement.

11.2. Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the Certificate. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

11.3. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11.4. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of California applicable to contracts made in, and to be performed within, that State.

11.5. Transfer of Rights under this Agreement. The Company may at any time transfer and assign its rights and delegate its obligations under this Agreement to any other person, corporation, firm or entity, with or without consideration.

11.6. Option Non-transferable. Optionee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution, and only Optionee or his or her legal representative or guardian may exercise the Option during Optionee’s lifetime.

11.7. No Right to Employment. Nothing in this Option shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate Optionee’s employment, consulting or advising at any time, nor confer upon Optionee any right to continue in the employ of, consult with or advise the Company or any of its Affiliates.

11.8. Successors and Assigns. Except to the extent specifically limited by the terms and provision of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

11.9. Miscellaneous. Titles and captions contained in this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement for any other purpose. Except as specifically provided herein, neither this Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

11.10. Tax Treatment. Optionee acknowledges that the tax treatment of the Option, the Option Shares or any events or transactions with respect thereto may be dependent upon various factors or events that are not determined by the Plan or this Agreement. The Company makes no representations with respect to and hereby disclaims all responsibility as to such tax treatment.

The signature page of this Agreement consists of the last page of the Certificate.

EXHIBIT “A”

NOTICE OF EXERCISE

(To be signed only upon exercise of the Option)

TO: Alliance Bancshares California

The undersigned, the holder of the enclosed Stock Option Agreement (Non-Qualified Stock Option), hereby irrevocably elects to exercise the purchase right represented by the Option and to purchase thereunder             * shares of Common Stock of Alliance Bancshares California (the “Company”) and herewith encloses payment of $             in full payment of the purchase price of such shares being purchased.

Dated:

(Signature must conform in all respects to name of holder as specified on the face of the Option)

(Address)

Social Security Number

*	Insert here the number of shares being exercised without making adjustments for stock splits, stock dividends or other additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of Section 5 of the Option, may be deliverable upon exercise.